Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-67690), S-8 (No. 333-59580), S-8 (No. 333-57310), S-8 (No. 333-45396), S-8 (No. 333-83073), S-8 (No. 333-90732), S-8 (No. 333-106121), and S-3 (No. 333-112030) of Paradyne Networks, Inc. of our report dated February 26, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 15, 2004